UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

E ENERGY ADAMS, LLC
(Exact name of registrant as specified in its charter)

Nebraska	000-52426	20-2627531
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Main Street, P.O. Box 49, Adams, Nebraska	68301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 988-4655

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2007, Larry G. Brees tendered his resignation as Chief Financial Officer of E Energy Adams, LLC (“E Energy Adams”), effective as of July 17, 2007. The Board of Directors intends to grant Nicholas J. Cusick, Treasurer of the Board of Directors, interim authority to perform the duties of the principal financial and accounting officer of E Energy Adams until a new Chief Financial Officer is hired.

Mr. Brees and E Energy Adams have agreed to the terms of a separation agreement which provides that Mr. Brees will receive consideration of $15,834. In addition, Mr. Brees will receive $1,977 to cover approximate costs of health and dental insurance coverage for two months.

The confidentiality, non-competition, and non-solicitation provisions in Mr. Brees’ pre-existing employment agreement are to remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E ENERGY ADAMS, LLC

July 20, 2007	/s/ Carl D. Sitzmann

Date	Carl D. Sitzmann, Chief Executive Officer